Exhibit 4.3

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                   COMMISSION.

                                 FIRST AMENDMENT

                                       TO

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                       VAN DER MOOLEN SPECIALISTS USA, LLC

         FIRST AMENDMENT, dated April 1, 2004 (the "AMENDMENT"), to the Amended and Restated Operating Agreement, dated February 1, 2004 (the "OPERATING AGREEMENT"), of Van der Moolen Specialists USA, LLC, a New York limited liability company (the "COMPANY"), by and among the entity and individuals listed on Schedule A hereto (each, a "MEMBER" and collectively, the "MEMBERS"). Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Operating Agreement;

         WHEREAS, effective at the close of business on March 31, 2004, Chris Sorrentino ceased to be a member of the Company;

         WHEREAS, Christopher S. Dearborn will become a member of the Company, effective as of the opening of business on April 1, 2004; and

         WHEREAS, the Members wish to amend the Operating Agreement of the Company to (i) reflect Mr. Sorrentino ceasing to be a member of the Company,
(ii) provide for the admission of Mr. Dearborn as a Member of the Company, and
(iii) effect certain other changes as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions set forth in this Amendment, the Members hereby agree as follows:

     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                   COMMISSION.

     1.       The last sentence of the definition of "Float Percentage" in
Section 1.5 of the Operating Agreement is hereby deleted and the following shall be substituted therefor:

              "On the date hereof, the Float Percentage is *."

     2. The last sentence of Section 2.2 of the Operating Agreement is hereby deleted and the following shall be substituted therefor:

                  "The foregoing notwithstanding, (i) the Stated Capital of Michael F. Stern shall not be reduced as a result of the decrease in his Profit and Loss Percentage from *% to *% pursuant to this Amendment, and (ii) in the event that the amount of any Restitution and Fines exceeds $40 million and Members are required to contribute additional Stated Capital to the Company, Michael F. Stern's contribution obligation with respect to such excess shall be determined as if his Profit and Loss Percentage was *%."

     3. The last sentence of Section 4.3 of the Operating Agreement is hereby deleted and the following shall be substituted therefor:

                  "Further, the foregoing notwithstanding, in any taxable year in which the Company has any losses or expense attributable to Restitution and Fines, if (1) the Company does not have a net loss for such year, taking into account such Restitution and Fines and all other items of income, gain, loss and deduction for the year, Michael F. Stern shall be specially allocated an amount of losses and expenses equal to the aggregate amount of any loss or expense attributable to the Restitution and Fines multiplied by *%, and an amount of income equal to the amount of losses and expenses specially allocated to Michael F. Stern pursuant to

        *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH
                                 THE COMMISSION.


                  this clause (1) shall be specially allocated to the Members receiving allocations of Float Percentage and
                  (2) if the Company has a net loss for such year, taking into account such Restitution and Fines and all other items of income, gain, loss and deduction, (a) first, *% of any income and gains shall be specially allocated to MB and the remaining 25.0000% shall be allocated to the Members (other than MB) in proportion to their respective Special Allocation Percentages (which, for the avoidance of doubt, would be calculated using *% for the Float Percentage and *% for Michael F. Stern's Profit and Loss Percentage), (b) second, any losses and expenses, other than those attributable to Restitution and Fines, shall be specially allocated in accordance with Section 4.3(b)(i)-(iii), (I.E., the Special Allocation Percentages would be calculated using *% for the Float Percentage and *% for Michael F. Stern's Profit and Loss Percentage), and (c) third, *% of all losses and expenses attributable to Restitution and Fines shall be specially allocated to MB and the remaining 25.0000% shall be specially allocated to the Members (other than MB) in accordance with Section 4.3(b)(i)-(iii), except that the Special Allocation Percentages shall be calculated as if the Float Percentage was *% and Michael F. Stern's Profit and Loss Percentage was *%."

     4. The first, second and third sentences of Section 5.2 of the Operating Agreement are hereby deleted and the following shall be substituted therefor:

                  "The Management Committee shall consist of not less than three nor more than eight members, the exact number of which shall be determined from time to time by resolution adopted by Supermajority Vote."

     5. Schedule A to the Operating Agreement is hereby deleted and Schedule A annexed to this Amendment as Exhibit I shall be substituted therefor.

     6. In all other respects the Operating Agreement is hereby ratified and confirmed in its entirety.

         IN WITNESS WHEREOF, the Members have executed this Amendment as of the date and year first written above.

MILL BRIDGE IV, LLC



By: ____________________________                ________________________________
       Name:                                    JASON N. BLATT
       Title: Manager

________________________________                ________________________________
JOSEPH BONGIORNO                                NICHOLAS R. BRIGANDI



________________________________                ________________________________
ROBERT J. BURKE                                 TERRENCE P. BURNS



________________________________                ________________________________
JAMES J. CAMPANELLA                             MATTHEW C. CEBULSKI



________________________________                ________________________________
JAMES P. CLEAVER, JR.                           FORREST CLOSE, II



________________________________                ________________________________
CHRISTOPHER S. DEARBORN                         JAMES E. DEMAIRA, JR.



________________________________                ________________________________
CHARLES P. DOLAN                                JOHN F. X. DOLAN



________________________________                ________________________________
ROBERT B. FAGENSON                              PAUL D. FRANKEL



________________________________                ________________________________
ANDREW J. GRABOWSKI                             ROBERT W. GRAHAME

________________________________                ________________________________
STEPHAN R. GREEN                                THOMAS M. GREENHILL



________________________________                ________________________________
STEVEN GROSSMAN                                 GERARD T. HAYES



________________________________                ________________________________
MICHAEL J. HAYWARD                              MARK A. INNAIMO



________________________________                ________________________________
PHILIP T. KEATING                               RICHARD KEPNER



________________________________                ________________________________
M. ANDICA KUNST                                 KEVIN J. LYDEN



________________________________                ________________________________
MARK J. MAZZELLA                                SCOTT E. MAZZELLA



________________________________                ________________________________
MICHAEL J. MCDONNELL                            PATRICK J. MCGAGH, JR.



________________________________                ________________________________
SCOTT E. MCMAHON                                JAMES L. MILLER



________________________________                ________________________________
DAVID A. MIRANDA                                IRWIN MISSHULA

________________________________                ________________________________
JOHN D. MONAHAN                                 DANIEL P. MORRISEY



________________________________                ________________________________
NICHOLAS S. ORLANDO                             ERIC B. OSCHER



________________________________                ________________________________
THOMAS PERRY                                    STEVEN M. RUBINSTEIN



________________________________                ________________________________
EDWARD J. SCAVONE                               JAMES J. SCAVONE



________________________________                ________________________________
ROBERT A. SCAVONE, JR.                          STEPHEN M. SCAVONE



________________________________                ________________________________
THOMAS E. SCAVONE                               THOMAS H. SHAFER



________________________________                ________________________________
STEPHEN J. SHERMAN                              CHRISTOPHER C. SMITH



________________________________                ________________________________
GREGG F. SORRENTINO                             ROBERT M. SPIEGELBERG



________________________________                ________________________________
LOUIS J. SPINA                                  MARTIN B. STEINTHAL, III



________________________________                ________________________________
MICHAEL F. STERN                                GLEN R. SURNAMER

________________________________                ________________________________
JOSEPH A. TALENTO                               JOSEPH V. TALENTO



________________________________                ________________________________
WARREN E. TURK                                  ALBERT VEENSTRA



________________________________                ________________________________
THOMAS J. VERDIGLIONE                           RICHARD P. VOLPE



________________________________                ________________________________
MARK E. WAGNER                                  GREGORY R. WERTZ



________________________________
HAROLD YOSCO

      *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                   COMMISSION.




                                   SCHEDULE A
                                   ----------

                                       TO

                                FIRST AMENDMENT

                                       TO

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                      VAN DER MOOLEN SPECIALISTS USA, LLC
                      -----------------------------------

                              Dated: April 1, 2004


------------------------------------------------------------------------------------------------------------------
                                                     MEMBERS
------------------------------------------------------------------------------------------------------------------
                                                                              STATED           PROFIT AND LOSS
              NAME                               ADDRESS                    CAPITAL ($)        PERCENTAGE (%)
--------------------------------- -------------------------------------- ------------------ ----------------------
--------------------------------- -------------------------------------- ------------------ ----------------------
Mill Bridge IV, LLC               45 Broadway, 29th Fl.                                  *            75.0000
                                  New York, NY 10006
--------------------------------- -------------------------------------- ------------------ ----------------------
Jason N. Blatt                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Joseph Bongiorno                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Nicholas Brigandi                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert J. Burke                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Terence P. Burns                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James J. Campanella               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Matthew C. Cebulski               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James P. Cleaver, Jr.             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Forrest Close, II                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Christopher S. Dearborn           *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James E. DeMaira, Jr.             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Charles P. Dolan                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
John F. X. Dolan                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert B. Fagenson                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Paul D. Frankel                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Andrew J. Grabowski               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert W. Grahame                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Stephen R. Green                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas M. Greenhill               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Steven Grossman                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Gerard T. Hayes                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------

     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.

------------------------------------------------------------------------------------------------------------------
                                                     MEMBERS
------------------------------------------------------------------------------------------------------------------
                                                                              STATED           PROFIT AND LOSS
              NAME                               ADDRESS                    CAPITAL ($)        PERCENTAGE (%)
--------------------------------- -------------------------------------- ------------------ ----------------------
--------------------------------- -------------------------------------- ------------------ ----------------------
Michael J. Hayward                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Mark A. Innaimo                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Philip T. Keating                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Richard Kepner                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
M. Andica Kunst                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Kevin J. Lyden                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Mark J. Mazzella                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Scott E. Mazzella                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Michael J. McDonnell              *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Patrick J. McGagh, Jr.            *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Scott E. McMahon                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James L. Miller                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
David A. Miranda                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Irwin Misshula                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
John D. Monahan                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Daniel Morrisey                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Nicholas R. Orlando               *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Eric B. Osher                     *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas Perry                      *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Steven M. Rubinstein              *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Edward J. Scavone                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
James J. Scavone                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert A. Scavone, Jr.            *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Stephen M. Scavone                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas E. Scavone                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas H. Shafer                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Stephan J. Sherman                *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Christopher C. Smith              *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Gregg Sorrentino                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Robert M. Spiegelberg             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Louis J. Spina                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Martin B. Steinthal III           *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Michael F. Stern                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Glen R. Surnamer                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Joseph A. Talento                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------

     *CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                                  COMMISSION.



------------------------------------------------------------------------------------------------------------------
                                                     MEMBERS
------------------------------------------------------------------------------------------------------------------
                                                                              STATED           PROFIT AND LOSS
              NAME                               ADDRESS                    CAPITAL ($)        PERCENTAGE (%)
--------------------------------- -------------------------------------- ------------------ ----------------------
--------------------------------- -------------------------------------- ------------------ ----------------------

Joseph V. Talento                 *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Warren E. Turk                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Albert Veenstra                   *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Thomas J. Verdiglione             *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Richard P. Volpe                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Mark E. Wagner                    *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Gregory R. Wertz                  *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
Harold Yosco                      *                                                      *                  *
--------------------------------- -------------------------------------- ------------------ ----------------------
                           Float Percentage                                              *                  *
------------------------------------------------------------------------ ------------------ ----------------------
                                                                  TOTAL          *                     100.0000%
--------------------------------- -------------------------------------- ------------------ ----------------------